NEW ALTERNATIVES FUND
AGREEMENT and DECLARATION OF TRUST
Dated:  June 12, 2014


ARTICLE I	NAME AND DEFINITIONS	1
Section 1.1	Name	1
Section 1.2	Definitions	1
ARTICLE II	BENEFICIAL INTEREST	2
Section 2.1	Shares of Beneficial Interest	2
Section 2.2	Issuance of Shares	3
Section 2.3	Register of Shares and Share Certificates	3
Section 2.4	Transfer of Shares	3
Section 2.5	Treasury Shares	4
Section 2.6	Establishment of Portfolios and Classes	4
Section 2.7	Investment in the Trust	4
Section 2.8	Assets and Liabilities Belonging to
Portfolios, etc	5
Section 2.9	No Preemptive Rights	6
Section 2.10	Conversion Rights	6
Section 2.11	Legal Proceedings	6
Section 2.12	Status of Shares	7
ARTICLE III	THE TRUSTEES	7
Section 3.1	Management of the Trust	7
Section 3.2	Term of Office of Trustees	8
Section 3.3	Vacancies and Appointment of Trustees	8
Section 3.4	Temporary Absence of Trustee	8
Section 3.5	Number of Trustees	9
Section 3.6	Effect of Death, Resignation, Etc. of a
Trustee	9
Section 3.7	Ownership of Assets of the Trust	9
Section 3.8	Portfolio Trustees	9
Section 3.9	No Accounting	9
ARTICLE IV	POWERS OF THE TRUSTEES	10
Section 4.1	Powers	10
Section 4.2	Issuance and Repurchase of Shares	13
Section 4.3	Trustees and Officers as Shareholders	14
Section 4.4	Action by the Trustees and Committees	14
Section 4.5	Chairperson of the Trustees	14
Section 4.6	Principal Transactions	14
ARTICLE V	INVESTMENT ADVISER, INVESTMENT SUB-ADVISOR,
PRINCIPAL UNDERWRITER, ADMINISTRATOR, TRANSFER
AGENT, CUSTODIAN AND OTHER CONTRACTORS	15
Section 5.1	Certain Contracts	15
ARTICLE VI	SHAREHOLDER VOTING POWERS AND MEETINGS	17
Section 6.1	Voting	17
Section 6.2	Meetings	17
Section 6.3	Quorum and Required Vote	18
Section 6.4	Action by Written Consent	18
ARTICLE VII	DISTRIBUTIONS AND REDEMPTIONS	18
Section 7.1	Distributions	18
Section 7.2	Redemption by Shareholder	19
Section 7.3	Redemption by Trust	19
Section 7.4	Net Asset Value	20
ARTICLE VIII	LIMITATION OF LIABILITY AND INDEMNIFICATION	20
Section 8.1	Limitation of Liability	20
Section 8.2	Indemnification	20
Section 8.3	Indemnification Determinations	21
Section 8.4	Indemnification Not Exclusive	21
Section 8.5	Shareholders	21
ARTICLE IX	MISCELLANEOUS	22
Section 9.1	Trust Not a Partnership	22
Section 9.2	Trustees' Good Faith Action, Expert
Advice, No Bond or Surety	22
Section 9.3	Establishment of Record Dates	23
Section 9.4	Dissolution and Termination of Trust or
Portfolio	23
Section 9.5	Merger, Consolidation, Incorporation	24
Section 9.6	Filing of Copies, References, Headings	24
Section 9.7	Applicable Law	25
Section 9.8	Amendments	25
Section 9.9	Fiscal Year	26
Section 9.10	Provisions in Conflict with Law	26
Section 9.11	Allocation of Certain Expenses	26


NEW ALTERNATIVES FUND
AGREEMENT
and
DECLARATION OF TRUST
      This AGREEMENT AND DECLARATION OF TRUST of New Alternatives
Fund, a Delaware statutory trust (the "Trust") is made as of
June 12, 2014 by the undersigned Trustee.
      WHEREAS, the undersigned Trustee desires to establish a
trust for the investment and reinvestment of funds contributed thereto;
      WHEREAS, the Trustee desires that the beneficial interest
in the Trust assets be divided into transferable shares of
beneficial interest, as hereinafter provided;
      WHEREAS, the Trustee declares that all money and property contributed to the Trust established hereunder shall be held and managed in trust for the benefit of the holders of the shares of beneficial interest issued hereunder and subject to the provisions hereof;
      WHEREAS, it is the intention of the Trustee that the
beneficial interest in the Trust's assets be divisible into one or more separate and distinct Portfolios as the Board of
Trustees shall from time-to-time create and establish pursuant to Section 2.6 hereof;
      NOW, THEREFORE, in consideration of the foregoing, the
undersigned Trustee hereby declares that all money and property contributed to the Trust hereunder shall be held and managed IN
TRUST under this Agreement and Declaration of Trust (the
"Declaration of Trust") as herein set forth below.
ARTICLE I
NAME AND DEFINITIONS
      Section 1.1  Name.  The name of the trust established
hereby is the "New Alternatives Fund."
      Section 1.2  Definitions.  Wherever used herein, unless
otherwise required by the context or specifically provided:
            (a)	"Act" means the Delaware Statutory Trust Act, 12
Del. C. '' 3801 et seq., as from time to time amended;
            (b)	"By-laws" means the By-laws referred to in
Section 4.1(e) hereof, as from time to time amended;
            (c)	The terms "Affiliated Person," "Assignment,"
"Commission," "Interested Person" and "Principal Underwriter"
shall have the meanings given them in the 1940 Act. "Majority Shareholder Vote" shall have the same meaning as the term "vote of a majority of the outstanding voting securities" is given in the 1940 Act;
            (d)	"Class" means any division of Shares within a
Portfolio, which Class is or has been established in accordance with the provisions of Article II;
            (e)	"Net Asset Value" means the net asset value of
each Portfolio or Class of the Trust determined in the manner provided in Section 7.4 hereof;
            (f)	"Outstanding Shares" means those Shares recorded
from time to time in the books of the Trust or its transfer
agent as then issued and outstanding, but shall not include
Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;
            (g)	"Portfolio" means a series of Shares of the Trust
established in accordance with the provisions of Section 2.6 hereof, and may be designated as a Sub-Trust by action of the
Trustees of the Trust;
            (h)	"Shareholder" means a record owner of Outstanding
Shares of the Trust;
            (i)	"Shares" means the equal proportionate
transferable units of beneficial interest into which the
beneficial interest of each Portfolio of the Trust or Class
thereof shall be divided and may include fractions of Shares as well as whole Shares;
            (j)	"Trust" refers to New Alternatives Fund, and
reference to the Trust, when applicable to one or more
Portfolios of the Trust, shall refer to any such Portfolio;
            (k)	"Trustee" or "Trustees" means the person or
persons who has or have signed this Declaration of Trust, so long as such person or persons shall continue in office in
accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;
            (l)	"Trust Property" means any and all property, real
or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Portfolio, or the Trustees on behalf of the Trust or any Portfolio.
            (m)	The "1940 Act" refers to the Investment Company
Act of 1940 and the Rules and Regulations thereunder, all as may be amended from time to time.
ARTICLE II
BENEFICIAL INTEREST
      Section 2.1 Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable
Shares of one or more separate and distinct Portfolios and
Classes within a Portfolio as the Trustees shall from time to time create and establish.  The number of Shares of each
Portfolio and Class authorized hereunder is unlimited.  Each
Share shall have no par value, unless otherwise determined by the Trustees in connection with the creation and establishment of a Portfolio or Class.  All Shares issued hereunder, including without limitation, Class Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable.
      Section 2.2  Issuance of Shares.  The Trustees in their
discretion may, from time to time, without vote of the
Shareholders, issue Shares of each Portfolio and Class to such party or parties and for such amount and type of consideration
(or for no consideration if pursuant to a Share dividend or
split-up), subject to applicable law, including cash or
securities (including Shares of a different Portfolio or Class), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets
(including the acquisitions of assets subject to, and in
connection with, the assumption of liabilities) and businesses.
In connection with any issuance of Shares, the Trustees may
issue fractional Shares and Shares held in the treasury.  The
Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the
proportionate beneficial interests in the Trust.  The Trustees may classify or reclassify any un-issued Shares or any Shares previously issued and reacquired of any Portfolio or Class into one or more Portfolios or Classes that may be established and designated from time to time.
            Any Trustee, officer or other agent of the Trust, and
any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Portfolio or
Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may
purchase Shares of any Portfolio or Class from any such person or any such organization subject only to the general
limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Portfolio or Class generally.
      Section 2.3 Register of Shares and Share Certificates. A register shall be kept at the principal office of the Trust or an office of the Trust's transfer agent which shall contain the names and addresses of the Shareholders of each Portfolio and
Class, the number of Shares of that Portfolio and Class thereof held by them respectively and a record of all transfers thereof.
As to Shares for which no certificate has been issued, such
register shall be conclusive as to who are the holders of the
Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have
notice given to him as herein or in the Bylaws provided, until he or she has given his or her address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.  The Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. In the event that one or more certificates are issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all
purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Trustees may, in their
discretion, prescribe.
      Section 2.4  Transfer of Shares.  Except as otherwise
provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his or her agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees.  Upon such delivery the
transfer shall be recorded on the register of the Trust.  Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
      Section 2.5  Treasury Shares.  Shares held in the treasury shall, until reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Shares be
entitled to any dividends or other distributions declared with respect to the Shares.
      Section 2.6  Establishment of Portfolios and Classes.  The
Trust shall consist of one or more Portfolios and Classes and separate and distinct records shall be maintained by the Trust for each Portfolio and Class.  The Trustees shall have full
power and authority, in their sole discretion, and without
obtaining any prior authorization or vote of the Shareholders of any Portfolio or Class of the Trust, to establish and designate and to change in any manner any initial or additional Portfolios or Classes and to fix such preferences, voting powers, rights and privileges of such Portfolios or Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Portfolios or Classes into a greater or lesser number, to classify or reclassify any issued Shares of any Portfolios or
Classes into one or more Portfolios or Classes of Shares, and to take such other action with respect to the Shares as the
Trustees may deem desirable.  Unless another time is specified by the Trustees, the establishment and designation of any
Portfolio or Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Portfolio or Class, whether directly in such resolution or by reference to, or approval of, another
document that sets forth such relative rights and preferences of such Portfolio (or Class) including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.  The Trust may issue any number of Shares of each Portfolio or Class and need not issue certificates for any
Shares.
            All references to Shares in this Declaration of Trust
shall be deemed to be Shares of any or all Portfolios or Classes as the context may require.  All provisions herein relating to the Trust shall apply equally to each Portfolio and Class of the
Trust except as the context otherwise requires.
            All Shares of each Class of a particular Portfolio
shall represent an equal proportionate interest in the assets belonging to that Portfolio (subject to the liabilities
belonging to the Portfolio, and, in the case of each Class, to the liabilities belonging to that Class), and each Share of any
Class of a particular Portfolio shall be equal to each other
Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Section
2.6.
      Section 2.7  Investment in the Trust.  The Trustees shall
accept investments in any Portfolio of the Trust or Class, if the Portfolio has been divided into Classes, from such persons and on such terms as they may from time to time authorize.  At the Trustees' discretion, such investments, subject to
applicable law, may be in the form of cash or securities in
which the affected Portfolio is authorized to invest, valued as provided in Section 7.4 hereof. Unless the Trustees otherwise determine, investments in a Portfolio shall be credited to each Shareholder's account in the form of full Shares at the Net
Asset Value per Share next determined after the investment is received. Without limiting the generality of the foregoing, the Trustees may, in their sole discretion, (a) fix the Net Asset
Value per Share of the initial capital contribution, (b) impose sales or other charges upon investments in the Trust or (c)
issue fractional Shares.
      Section 2.8  Assets and Liabilities Belonging to
Portfolios, etc.  All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or
reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the
other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio.
The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio,
subject only to the rights of creditors of that Portfolio.  In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not
readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios in such manner as the Trustees, in their sole discretion, deem fair and equitable. If there are classes of
Shares within a Portfolio, the assets belonging to the Portfolio shall be further allocated to each Class in the proportion that the "assets belonging to" the Class (calculated in the same
manner as with determination of assets "belonging to" the
Portfolio) bears to the assets of all Classes within the
Portfolio.  Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios and Classes for all
purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Portfolio or Class, as the case may be.  The assets belonging to a particular Portfolio and Class shall be so recorded upon the books of the Trust, and shall be held by the
Trustees in trust for the benefit of the holders of Shares of that Portfolio or Class, as the case may be.
            The assets belonging to each Portfolio shall be
charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio.  Any general liabilities, expenses, costs, charges or reserves of the
Trust which are not readily identifiable as belonging to any particular Portfolio shall be allocated and charged by the
Trustees between or among any one or more of the Portfolios in such manner as the Trustees in their sole discretion deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios for all
purposes.  The liabilities, expenses, costs, charges and
reserves allocated and so charged to a Portfolio are herein
referred to as "liabilities belonging to" that Portfolio.
Except as provided in the next sentence or otherwise required or permitted by applicable law or any rule or order of the
Commission, the "liabilities belonging to" such Portfolio shall be allocated to each Class of a Portfolio in the proportion that the assets belonging to such Class bear to the assets belonging to all Classes in the Portfolio.  To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities belonging to a Portfolio to a particular Class or Classes (collectively, "Class Expenses") as the Trustees may from time to time determine is appropriate. In addition, all liabilities, expenses, costs, charges and reserves belonging to a Class shall be allocated to such Class.
            Without limitation of the foregoing provisions of this
Section 2.8, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be
enforceable against the assets belonging to such Portfolio only, and not against the assets of the Trust generally or any other Portfolio. Notice of this limitation on inter-Portfolio liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of
Delaware pursuant to the Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section
3804 of the Act relating to limitations on inter-Portfolio
liabilities (and the statutory effect under Section 3804 of
setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Portfolio.  Any person extending credit to, contracting with or having any claim
against any Portfolio may satisfy or enforce any debt,
liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Portfolio from the
assets of that Portfolio only.  No Shareholder or former
Shareholder of any Portfolio shall have a claim on or any right to any assets allocated or belonging to any other Portfolio.
            Similarly, the debts, liabilities, obligations and
expenses incurred, contracted for or otherwise existing with respect to a particular Class shall be enforceable against the assets belonging to such Class only, and not against other
assets of the Portfolio or the Trust generally or any other
Class.  Each contract entered into by the Trust which is or may be an obligation of a Class within a Portfolio shall contain a provision to the effect that the parties to the contract will look only to the assets belonging to the Class for the
satisfaction of any liability, and not to any extent to the
assets of any other Class or Portfolio or the Trust generally.
If, notwithstanding the preceding sentence, any liability
properly charged to a Class is paid from the assets of another
Class, the Class from whose assets the liability was paid shall be reimbursed from the assets of the Class to which such
liability belonged.
      Section 2.9  No Preemptive Rights.  Shareholders shall have no preemptive or other similar rights to subscribe to any
additional Shares or other securities issued by the Trust or the Trustees, whether of the same or another Portfolio or Class.
      Section 2.10  Conversion Rights.  The Trustees shall have
the authority to provide from time to time that the holders of
Shares of any Portfolio or Class shall have the right to convert or exchange said Shares for or into Shares of one or more other Portfolios or Classes in accordance with such requirements and procedures as may be established from time to time by the
Trustees.
      Section 2.11  Legal Proceedings.  No person, other than a
Trustee, who is not a Shareholder of a particular Portfolio or
Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such Portfolio or Class.  No Shareholder of a Portfolio or a Class may maintain a derivative action with respect to such Portfolio or Class
unless holders of at least ten percent (10%) of the outstanding
Shares of such Portfolio or Class join in the bringing of such action.  Except as otherwise provided in Section 3816 of the Act and the foregoing provisions of this Section 2.11, all matters relating to the bringing of derivative actions in the right of the Trust shall be governed by the General Corporation Law of the State of Delaware relating to derivative actions, and
judicial interpretations thereunder, as if the Trust were a
Delaware Corporation and the Shareholders were shareholders of a Delaware corporation.
            In addition to the requirements set forth in Section
3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Portfolio or Class only if the following conditions are met:  (a) the Shareholder or
Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such
action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a
transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his or her service as a Trustee of the
Trust or as a trustee or director of one or more investment
companies that are under common management with or otherwise affiliated with the Trust; and (b) unless a demand is not
required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such
shareholder request and to investigate the basis of such claim;
and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall
require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
For purposes of this Section 2.11, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.
      Section 2.12  Status of Shares.  Shares shall be deemed to be personal property giving only the rights provided in this instrument.  Every Shareholder by virtue of having become a
Shareholder shall be held to have expressly assented and agreed to the terms hereof.  The death of a Shareholder during the
continuance of the Trust shall not operate to terminate the
Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the
ownership of Shares constitute the Shareholders partners.
ARTICLE III
THE TRUSTEES
      Section 3.1  Management of the Trust.  The Trustees shall
have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the
Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its
operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states  of  the United States of America, in the District of
Columbia, in any and all commonwealths, territories,
dependencies, colonies, or possessions of the United States of
America, and in any foreign jurisdiction and to do all such
other things and execute all such instruments as they deem
necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be
conclusive.  In construing the provisions of this Declaration of
Trust, the presumption shall be in favor of a grant of power to the Trustees.
            The enumeration of any specific power in this
Declaration of Trust shall not be construed as limiting the
aforesaid power.  The powers of the Trustees may be exercised without order of or resort to any court.
            Except for the Trustees named herein or appointed
pursuant to Section 3.8, or Trustees appointed to fill vacancies pursuant to Section 3.3 hereof, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares
voting at a meeting of Shareholders.  The initial Trustee of the
Trust shall be David J. Schoenwald.
      Section 3.2  Term of Office of Trustees.  Each Trustee
shall hold office during the existence of this Trust, and until its termination as herein provided; except:  (a) that any
Trustee may resign his or her trust by written instrument signed by him and delivered to the Chairperson, President, Secretary, or other Trustee of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (b)
that any Trustee may be removed at any time by written
instrument, signed by at least two-thirds of the number of
Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who
requests in writing to be retired or who has died, become
physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (d) that a
Trustee may be removed at any meeting of the Shareholders of the
Trust by a vote of Shareholders owning at least two-thirds of the outstanding Shares of all Portfolios.
      Section 3.3  Vacancies and Appointment of Trustees.  In
case of the declination to serve, death, resignation,
retirement, removal, physical or mental incapacity by reason of disease or otherwise of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur.  Whenever a vacancy in the Board of
Trustees shall occur, until such vacancy is filled, the other
Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive.  In the case of an existing vacancy, the remaining Trustee or
Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such
Trustee or Trustees determine, in accordance with Section 3.5, to decrease the size of the Board to the number of remaining
Trustees.
            An appointment of a Trustee may be made by the
Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of
Trustees effective at a later date, provided that said
appointment shall become effective only at or after the
effective date of said retirement, resignation or increase in number of Trustees.
            An appointment of a Trustee shall be effective upon
the acceptance of the person so appointed to serve as trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.
      Section 3.4  Temporary Absence of Trustee.  Any Trustee
may, by power of attorney, delegate his or her power for a
period not exceeding six months at any one time to any other
Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder
except as herein otherwise expressly provided or unless there is only one or two Trustees.
      Section 3.5  Number of Trustees.  The number of Trustees
shall be one, or such other number as shall be fixed from time to time by the Trustees.
      Section 3.6  Effect of Death, Resignation, Etc. of a
Trustee.  The declination to serve, death, resignation,
retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
      Section 3.7  Ownership of Assets of the Trust.  Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial
ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the
Trust, or in the name of any person as nominee acting for and on behalf of the Trust.  No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the
Trust or of any Portfolio or Class, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided
beneficial interest in each Portfolio or Class the Shares of which are owned by such Shareholders.  The Shares shall be
personal property giving only the rights specifically set forth in this Declaration of Trust.  The Trust, or at the
determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income
earned on securities of the Trust issued by any business
entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.
      Section 3.8 Portfolio Trustees. In connection with the establishment of one or more Portfolios or Classes, the Trustees establishing such Portfolio or Class may appoint, to the extent permitted by the 1940 Act, separate Trustees with respect to such Portfolio or Class (the "Portfolio Trustees").  Portfolio
Trustees may, but are not required to, serve as Trustees of the
Trust of any other Portfolio or Class of the Trust.  To the
extent provided by the Trustees in the appointment of Portfolio Trustees, the Portfolio Trustees may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Portfolio or Class, but may have no power or authority with respect to any other
Portfolio or Class.  Any provision of this Declaration of Trust relating to election of Trustees by Shareholders only shall
entitle the Shareholders of a Portfolio or Class for which
Portfolio Trustees have been appointed to vote with respect to the election of such Portfolio Trustees and the Shareholders of any other Portfolio or Class shall not be entitled to
participate in such vote.  In the event that Portfolio Trustees are appointed, the Trustees initially appointing such Portfolio
Trustees shall, without the approval of any Outstanding Shares, amend either this Declaration of Trust or the By-laws to provide for the respective responsibilities of the Trustees and the
Portfolio Trustees in circumstances where an action of the
Trustees or Portfolio Trustees affects all Portfolio of the
Trust or two or more Portfolios represented by different
Trustees.
      Section 3.9  No Accounting.  Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the
Shareholders or remaining Trustees upon such cessation.
ARTICLE IV
POWERS OF THE TRUSTEES
      Section 4.1  Powers.  The Trustees in all instances shall
act as principals, and are and shall be free from the control of the Shareholders.  The Trustees shall have full power and
authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.
The Trustees shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust, the Trustees shall have power and authority:
            (a)	To invest and reinvest cash and other property,
and to hold cash or other property un-invested, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;
            (b)	To operate as and carry on the business of an
investment company, and exercise all the powers necessary and appropriate to the conduct of such operators, including the power to invest all or any part of its assets in the securities of another investment company;
            (c)	To borrow money and in this connection issue
notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the
Trust Property; to endorse, guarantee, or undertake the
performance of an obligation, liability or engagement of any person and to lend Trust Property;
            (d)	To provide for the distribution of interests of
the Trust either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;
            (e)	To adopt By-laws not inconsistent with this
Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders, which By-
laws shall be deemed a part of this Declaration of Trust and are incorporated herein by reference;
            (f)	To elect and remove such officers and appoint and
terminate such agents and contractors as they consider
appropriate, any of whom may be a Trustee, and may provide for the compensation of all of the foregoing;
            (g)	To employ one or more banks, trust companies or
companies that are members of a national securities exchange or such other entities as custodians of any assets of the Trust, subject to the 1940 Act and to any conditions set forth in this Declaration of Trust;
            (h)	To retain one or more transfer agents and
shareholder servicing agents, or both;
            (i)	To set record dates in the manner provided herein
or in the By-laws;
            (j)	To delegate such authority (which delegation may
include the power to sub-delegate) as they consider desirable to any officers of the Trust and to any investment adviser,
manager, administrator, custodian, underwriter or other agent or independent contractor;
            (k)	To join with other holders of any securities or
debt instruments in acting through a committee, depository,
voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or
trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall  deem proper and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the
Trustees shall deem proper;
            (l)	To enter into joint ventures, general or limited
partnerships and any other combinations or associations;
            (m)	To pay pensions for faithful service, as deemed
appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase,
savings, thrift and other retirement, incentive and benefit
plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;
            (n)	To the extent permitted by law, indemnify any
person with whom the Trust or any Portfolio or Class has
dealings;
            (o)	To engage in and to prosecute, defend,
compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust or any Portfolio or Class thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without
limitation the power of the Trustees or any appropriate
committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding,
dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;
            (p)	To purchase and pay for entirely out of Trust
Property such insurance as they may deem necessary or
appropriate for the conduct of the business of the Trust,
including, without limitation, insurance policies insuring the
Trust Property and payment of distributions and principal on its investments, and insurance policies insuring the Shareholders,
Trustees, officers, representatives, employees, agents,
investment advisers, managers, administrators, custodians,
underwriters, or independent contractors of the Trust
individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such
office or position, or by reason of any action alleged to have been taken or omitted by any such person in such capacity,
including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;
            (q)	To sell, exchange, lend, pledge, mortgage,
hypothecate, write options on and lease any or all of the assets of the Trust, subject to the provisions of Section 9.4(b)
hereof;
            (r)	To vote or give assent, or exercise any rights of
ownership, with respect to stock or other securities, debt
instruments or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and
discretion with relation to securities, debt instruments or
property as the Trustees shall deem proper;
            (s)	To exercise powers and rights of subscription or
otherwise which in any manner arise out of ownership of
securities or debt instruments;
            (t)	To hold any security or property in a form not
indicating any trust, whether in bearer, book entry,
unregistered or other negotiable form; or either in the name of the Trustees or of the Trust or in the name of a custodian, sub-custodian or other depository or a nominee or nominees or otherwise;
            (u)	To establish separate and distinct Portfolios
with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes thereof having relative rights, powers and duties as they may provide
consistent with applicable law;
            (v)	To consent to or participate in any plan for the
reorganization, consolidation or merger of any corporation,
issuer or concern, any security or debt instrument of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation, issuer or
concern, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;
            (w)	To compromise, arbitrate, or otherwise adjust
claims in favor of or against the Trust or any matter in
controversy including, but not limited to, claims for taxes;
            (x)	To make distributions of income and of capital
gains to Shareholders in the manner herein provided;
            (y)	To establish, from time to time, a minimum
investment for Shareholders in the Trust or in one or more
Portfolios or Classes, and to require the redemption of the
Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;
            (z)	To cause each Shareholder, or each Shareholder of
any particular Portfolio or Class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or
fractional Shares which represents the outstanding amount of such charges due from such Shareholder;
            (aa)	To establish one or more committees comprised of
one or more of the Trustees, and to delegate any of the powers of the Trustees to said committees;
            (bb)	To interpret  the investment policies, practices
or limitations of any Portfolio or Class;
            (cc)	To establish a registered office and have a
registered agent in the State of Delaware;
            (dd)	To compensate or provide for the compensation of
the Trustees, officers, advisers, administrators, custodians, other.  agents, consultants, contractors and employees of the
Trust or the Trustees on such terms as they deem appropriate;
            (ee)	To invest part or all of the Trust Property (or
part or all of the assets of any Portfolio), or to dispose of part or all of the Trust Property (or part or all of the assets of any Portfolio) and invest the proceeds of such disposition, in interests issued by one or more other investment companies or pooled portfolios (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies or pooled portfolios) all without any requirement of approval by
Shareholders.  Any such other investment company or pooled
portfolio may (but need not) be a trust (formed under the laws of any state or jurisdiction) which is classified as a
partnership for federal income tax purposes; and
            (ff)	In general, to carry on any other business in
connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the
accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.
            The foregoing clauses shall be construed both as
objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.  Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio or
Class, and not an action in an individual capacity.
            No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the
Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.
      Section 4.2  Issuance and Repurchase of Shares.  The
Trustees shall have the power to issue, sell, repurchase,
redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article VII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Portfolio or Class of the Trust, with respect to which such Shares are issued.
      Section 4.3  Trustees and Officers as Shareholders.  Any
Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if such person were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such
Shares from any such person or any firm or company in which such person invested, subject to the general limitations herein
contained as to the sale and purchase of such Shares.
      Section 4.4  Action by the Trustees and Committees.  The
Trustees (and any committee thereof) may act at a meeting held in person or in whole or in part by conference
telecommunications equipment.  One-third, but not less than two, of the Trustees shall constitute a quorum at any meeting unless there is only one Trustee. Except as the Trustees may otherwise determine, one-third of the members of any committee shall constitute a quorum at any meeting.  The vote of a majority of the Trustees (or committee members) present at a meeting at
which a quorum is present shall be the act of the Trustees (or any committee thereof).  The Trustees (and any committee
thereof) may also act by written consent signed by a majority of the Trustees (or committee members).  Regular meetings of the
Trustees may be held at such places and at such times as the
Trustees may from time to time determine.  Special meetings of the Trustees (and meetings of any committee thereof) may be
called orally or in writing by the Chairperson of the Board of
Trustees (or the chairperson of any committee thereof) or by any two other Trustees.  Notice of the time, date and place of all meetings of the Trustees (or any committee thereof) shall be given by the party calling the meeting to each Trustee (or
committee member) by telephone, telefax, or telegram sent to the person's home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to the
person's home or business address at least seventy-two hours in advance of the meeting.  Notice of all proposed written consents of Trustees (or committees thereof) shall be given to each
Trustee (or committee member) by telephone, telefax, telegram, or first class mail sent to the person's home or business
address.  Notice need not be given to any person who attends a meeting without objecting to the lack of notice or who executes a written consent or a written waiver of notice with respect to a meeting.  Written consents or waivers may be executed in one or more counterparts.  Execution of a written consent or waiver and delivery thereof may be accomplished by telefax, electronic transmission or other electronic means approved by the Trustees.
For purposes of this Section 4.4, the term "electronic
transmission" means any form of communication, not directly
involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a
recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
      Section 4.5 Chairperson of the Trustees. The Trustees may appoint one of their number to be Chairperson of the Board of
Trustees.  The Chairperson shall preside at all meetings of the
Trustees at which he or she is present and may be (but is not required to be) the chief executive officer of the Trust.
      Section 4.6 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the
Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the
Trust or any firm of which any such Trustee or officer is a
member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person;
and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-advisor, distributor, transfer agent, dividend disbursing agent,
custodian or in any other capacity upon customary terms.
ARTICLE V
INVESTMENT ADVISER, INVESTMENT SUB-ADVISOR,
PRINCIPAL UNDERWRITER, ADMINISTRATOR, TRANSFER AGENT,
CUSTODIAN AND OTHER CONTRACTORS
      Section 5.1  Certain Contracts.  Subject to compliance with the provisions of the 1940 Act, but notwithstanding any
limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the
generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the
performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the
Trustees may determine to be appropriate:
            (a)	Investment Adviser and Investment Sub-Adviser.
The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trust with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any other provision of this Declaration of
Trust, the Trustees may authorize any investment adviser
(subject to such general or specific instructions as the
Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment
instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to
recommendations of the investment adviser (and all without
further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by the
Trustees.
            The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the
investment adviser and sub-adviser.  Any reference in this
Declaration of Trust to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise
requires.
            (b)	Principal Underwriter.  The Trustees may in their
discretion from time to time enter into an exclusive or non-
exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell
Shares to the other party to the contract or appoint such other party its sales agent for such Shares.  In either case, the
contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.
            (c)	Administrator.  The Trustees may in their
discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services.  The contract or
contracts shall be on such terms and conditions as the Trustees may in their discretion determine.
            (d)	Transfer Agent.  The Trustees may in their
discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services.  The contract or contracts
shall be on such terms and conditions as the Trustees may in their discretion determine.
            (e)	Shareholder Services, Administrative Services and
Distribution Plans.  The Trustees may, on such terms and
conditions as they may in their discretion determine, adopt one or more plans pursuant to which compensation may be paid
directly or indirectly by the Trust for Shareholder servicing, administrative and/or distribution services with respect to one or more Portfolios or Classes including without limitation,
plans subject to Rule 12b-l under the 1940 Act, and the Trustees may enter into agreements pursuant to such plans.
            (f)	Fund Accounting.  The Trustees may in their
discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to handle all or any part of the Trust's accounting responsibilities, whether with respect to the Trust's properties, Shareholders or
otherwise.
            (g)	Custodian and Depository.  The Trustees may in
their discretion from time to time enter into one or more
contracts whereby the other party or parties undertakes to act as depository for and to maintain custody of the property of the
Trust or any Portfolio or Class and accounting records in
connection therewith.
            (h)	Parties to Contract.  Any contract described in
this Article V hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer,
director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or
rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his or her capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article V. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to this Article V, and any
individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts
mentioned in this Section 5.1.
ARTICLE VI
SHAREHOLDER VOTING POWERS AND MEETINGS
      Section 6.1  Voting.  The Shareholders shall have power to vote only:  (a) for the election of one or more Trustees in
order to comply with the provisions of the 1940 Act (including
Section 16(a) thereof); (b) with respect to any contract entered into pursuant to Article V to the extent required by the 1940
Act; (c) with respect to termination of the Trust or a Series or
Class thereof to the extent required by applicable law; (d) with respect to any plan adopted pursuant to Rule 12b-1 (or any
successor rule) under the 1940 Act, and related matters, to the extent required under the 1940 Act; and (e) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-laws or any registration of the Trust or Portfolio as an investment company under the 1940
Act with the Commission (or any successor agency) or as the
Trustees may consider necessary or desirable.
            On each matter submitted to a vote of Shareholders,
unless the Trustees determine otherwise, all Shares of all
Portfolios and Classes shall vote as a single class; provided, however, that:  (a) as to any matter with respect to which a separate vote of any Portfolio or Class is required by the 1940
Act or other applicable law or is required by attributes
applicable to any Portfolio or Class, such requirements as to a separate vote by that Portfolio or Class shall apply; (b) unless the Trustees determine that this clause (b) shall not apply in a particular case, to the extent that a matter referred to in clause (a) above affects more than one Portfolio or Class and the interests of each such Portfolio or Class in the matter are identical, then the Shares of all such affected Portfolios or
Classes shall vote as a single class; and (c) as to any matter which does not affect the interests of a particular Portfolio or
Class, only the holders of Shares of the one or more affected
Portfolio or Classes shall be entitled to vote.  Each whole
Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no
cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy or in any manner provided for in the
Bylaws.  A proxy may be given in writing, by telefax, by means of electronic transmission, or in any other manner provided for in the By-laws.  For purposes of this Section 6.1, the term
"electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that
creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Anything in this Declaration of Trust to the contrary
notwithstanding, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of the Trust or one or more Portfolios or
Classes thereof, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy.  Until Shares are issued, the
Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of
Trust or any of the By-laws of the Trust to be taken by
Shareholders.
      Section 6.2 Meetings. Meetings of Shareholders (including meetings involving only the holders of Shares of one or more but less than all Portfolios or Classes) may be called by the
Trustees from time to time to be held at such place within or without the State of Delaware, and on such date as may be
designated in the call thereof for the purpose of taking action upon any matter as to which the vote or authority of the
Shareholders is required or permitted as provided in Section
6.1.  Special meetings of the Shareholders of any Portfolio or
Class may be called by the Trustees and shall be called by the
Trustees upon the written request of Shareholders owning at
least twenty-five percent (25%) of the Outstanding Shares
entitled to vote, except to the extent that a lesser percentage is prescribed by the 1940 Act.  Notice shall be sent, postage prepaid, by mail or such other means determined by the Trustees, at least seven (7) days prior to any such meeting.
      Section 6.3  Quorum and Required Vote.  Unless a larger
percentage is required by law, by any provision of this
Declaration of Trust or by the Trustees, one-third of the Shares entitled to vote in person or by proxy on a particular matter shall be a quorum for the transaction of business at a
Shareholders' meeting with respect to that matter.  Any lesser number shall be sufficient for adjournments.  Any adjourned
session or sessions may be held without the necessity of further notice.  Except when a larger vote is required by law, by any provision of this Declaration of Trust or by the Trustees, a majority of the Shares voted in person or by proxy on a
particular matter at a meeting at which a quorum is present
shall decide any questions with respect to that matter and a plurality shall elect a Trustee.
      Section 6.4  Action by Written Consent.  Subject to the
provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a
majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, by any provision of this Declaration of Trust or by the Trustees)
consent to the action in writing.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
The Trustees may adopt additional rules and procedures regarding the taking of Shareholder action by written consents.
ARTICLE VII
DISTRIBUTIONS AND REDEMPTIONS
      Section 7.1  Distributions.
            (a)	The Trustees may from time to time declare and
pay dividends or other distributions with respect to any
Portfolio or Class.  The amount of such dividends or
distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the
discretion of the Trustees.
            (b)	Dividends and other distributions may be paid or
made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of
record at such other date or time or dates or times as the
Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine.  All dividends and
other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that
Portfolio or Class in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment in the prescribed form has not been received by the time or times established by the Trustees under such program or procedure.
The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.
            (c)	Anything in this Declaration of Trust to the
contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Portfolio, or Class thereof, as of the record date of that Portfolio or Class fixed as provided in sub-section
7.l(b) hereof.  The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and
each such determination and allocation shall be conclusive and binding upon the Shareholders.
      Section 7.2  Redemption by Shareholder.
            (a)	Unless the Trustees otherwise determine with
respect to a particular Portfolio or Class at the time of
establishing and designating the same, each holder of Shares of a particular Portfolio or Class thereof shall have the right at such times as may be permitted by the Trust, but no less
frequently than once each week, to require the Trust to redeem
(out of the assets belonging to the applicable Portfolio or
Class) all or any part of his or her Shares at a redemption
price equal to the Net Asset Value per Share of that Portfolio or Class next determined in accordance with Section 7.4 after the Shares are properly tendered for redemption, less such
redemption fee or other charge, if any, as may be fixed by the
Trustees.  Except as otherwise provided in this Declaration of
Trust, payment of the redemption price shall be in cash;
provided, however, that to the extent permitted by applicable law, the Trustees may authorize the Trust to make payment wholly or partly in securities or other assets belonging to the
applicable Portfolio at the value of such securities or assets used in such determination of Net Asset Value.
            (b)	Notwithstanding the foregoing, the Trust may
postpone payment of the redemption price and may suspend the right of the holders of Shares of any Portfolio or Class to
require the Trust to redeem Shares of that Portfolio or Class during any period or at any time when and to the extent
permissible under the 1940 Act.
            (c)	In the event that a Shareholder shall submit a
request for the redemption of a greater number of Shares than are then allocated to such Shareholder, such request shall not be honored.
      Section 7.3  Redemption by Trust.  Unless the Trustees
otherwise determine with respect to a particular Portfolio or
Class at the time of establishing and designating the same, each
Share of each Portfolio or Class thereof that has been
established and designated is subject to redemption (out of the assets belonging to the applicable Portfolio or Class) by the
Trust at the redemption price which would be applicable if such
Share was then being redeemed by the Shareholder pursuant to
Section 7.2 at any time if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares, or any Portfolio or
Class of the Trust, and upon such redemption the holders of the
Shares so redeemed shall have no further right with respect
thereto other than to receive payment of such redemption price.
In addition, the Trustees, in their sole discretion, may cause the Trust to redeem (out of the assets belonging to the
applicable Portfolio or Class) all of the Shares of one or more Portfolios or Classes held by (a) any Shareholder if the value of such Shares held by such Shareholder is less than the minimum amount established from time to time by the Trustees, (b) all Shareholders of one or more Portfolios or Classes if the value of such Shares held by all Shareholders is less than the minimum amount established from time to time by the Trustees or (c) any Shareholder to reimburse the Trust for any loss or expense it has sustained or incurred by reason of the failure of such
Shareholder to make full payment for Shares purchased by such Shareholder, or by reason of any defective redemption request, or by reason of indebtedness incurred because of such
Shareholder as described in Section 9.11 or to collect any
charge relating to a transaction effected for the benefit of such Shareholder or as provided in the prospectus relating to such Shares.
      Section 7.4  Net Asset Value.  The Net Asset Value per
Share of any Portfolio or Class thereof shall be the quotient obtained by dividing the value of the net assets of that
Portfolio or Class (being the value of the assets belonging to that Portfolio or Class less the liabilities belonging to that
Portfolio or Class) by the total number of Shares of that
Portfolio or Class outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.
            The Trustees may determine to maintain the Net Asset
Value per Share of any Portfolio at a designated constant dollar amount and in connection therewith may adopt procedures not
inconsistent with the 1940 Act for the continuing  declarations of income attributable to that Portfolio or Class thereof as dividends payable in additional Shares of that Portfolio or
Class thereof at the designated constant dollar amount and for the handling of any losses attributable to that Portfolio or
Class thereof.  Such procedures may, among other things, provide that in the event of any loss each Shareholder of a Portfolio or
Class thereof shall be deemed to have contributed to the capital of the Trust attributable to that Portfolio or Class thereof his or her pro rata portion of the total number of Shares required to be cancelled in order to permit the Net Asset Value per Share of that Portfolio or Class thereof to be maintained, after
reflecting such loss, at the designated constant dollar amount.
Each Shareholder of the Trust shall be deemed to have agreed, by his or her investment in the Trust, to make the contribution referred to in the preceding sentence in the event of any such loss.
ARTICLE VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION
      Section 8.1  Limitation of Liability.  Neither a Trustee
nor an officer of the Trust, when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the
Trust, any Trustee or any officer of the Trust.  Neither a
Trustee nor an officer of the Trust shall be liable for any act or omission in his or her capacity as Trustee or as an officer of the Trust, or for any act or omission of any other officer or any employee of the Trust or of any other person or party,
provided that nothing contained herein or in the Act shall
protect any Trustee or officer against any liability to the
Trust or to Shareholders to which he or she would otherwise  be subject  by reason of willful misfeasance, bad faith, gross
negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or the duties of such officer hereunder.
      Section 8.2  Indemnification.  The Trust shall indemnify
each of its Trustees and officers and persons who serve at the
Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise, and may indemnify any
trustee, director or officer of a predecessor organization (each a "Covered Person"), against all liabilities and expenses
(including amounts paid in satisfaction of judgments, in
compromise, as fines and penalties, and expenses including
reasonable accountants' and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he or she may be involved or with which he or she may be threatened, while as a
Covered Person or thereafter, by reason of being or having been such a Covered Person, except that no Covered Person shall be indemnified against any liability to the Trust or its
Shareholders to which such Covered Person would otherwise be subject by reason of bad faith, willful misfeasance, gross
negligence or reckless disregard of his or her duties involved in the conduct of such Covered Person's office (such willful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as "Disabling Conduct").  The
termination of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or
legislative body, by judgment, order, settlement or upon a plea of nolo contendere or its equivalent shall not of itself create
(except insofar as such judgment, order, settlement or plea
shall itself specifically provide) a presumption that a Covered
Person acted in a manner constituting Disabling Conduct.
Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in
satisfaction of judgments, in compromise or as fines or
penalties), may be paid from time to time by the Trust in
advance of the final disposition of any such action, suit or proceeding upon receipt of (a) an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and either (b) such
Covered Person provides security for such undertaking, (c) the
Trust is insured against losses arising by reason of such
payment, or (d) a majority of a quorum of disinterested, non-
party Trustees, or independent legal counsel in a written
opinion, determines, based on a review of readily available
facts, that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.
      Section 8.3  Indemnification Determinations.
Indemnification of a Covered Person pursuant to Section 8.2
shall be made if (a) the court or body before whom the
proceeding is brought determines, in a final decision on the merits, that such Covered Person was not liable by reason of
Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such
Covered Person was not liable by reason of Disabling Conduct.
      Section 8.4 Indemnification Not Exclusive. The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any such
Covered Person may be entitled.  As used in this Article VIII,
"Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested, non-party Trustee" is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.
      Section 8.5  Shareholders.  Each Shareholder of the Trust
and of each Portfolio or Class shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the
Trust or by or on behalf of any Portfolio or Class.  The
Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the
Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or
otherwise.
            In case any Shareholder or former Shareholder of any Portfolio or Class shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of such Portfolio or Class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Portfolio or Class to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Portfolio, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Portfolio or Class and satisfy any judgment thereon from the assets of the
Portfolio or Class.  The indemnification and reimbursement
required by the preceding sentence shall be made only out of assets of the one or more Portfolios or Classes whose Shares were held by said Shareholder at the time the act or event
occurred which gave rise to the claim against or liability of said Shareholder.  The rights accruing to a Shareholder under this Section shall not impair any other right to which such
Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Portfolio or
Class thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided
herein.
ARTICLE IX
MISCELLANEOUS
      Section 9.1  Trust Not a Partnership.  It is hereby
expressly declared that a trust and not a partnership is created hereby.  All persons extending credit to, contracting with or having any claim against any Portfolio of the Trust or any Class within any Portfolio shall look only to the assets of such
Portfolio or Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefore.  Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a
Portfolio or Class shall include a recitation limiting the
obligations represented thereby to the Trust or to one or more Portfolios or Classes and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder,
Trustee, officer, employee or agent of the Trust).
      Section 9.2  Trustees' Good Faith Action, Expert Advice, No
Bond or Surety.  The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone
interested. Subject to the provisions of Article VIII: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee,
consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing,
Shareholder servicing or accounting agent of the Trust, nor
shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract
involved) any officer, partner or responsible employee of a
contracting party appointed by the Trustees.  The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.
      Section 9.3  Establishment of Record Dates.  The Trustees
may close the Share transfer books of the Trust for a period not exceeding one hundred twenty (120) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding one hundred twenty (120) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the
allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such
allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be
Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive
payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as
aforesaid.
      Section 9.4  Dissolution and Termination of Trust or
Portfolio.
            (a)	This Trust shall continue without limitation of
time but subject to the provisions of sub-sections (b) and (c)
of this Section 9.4.
            (b)	Notwithstanding anything in Section 9.5 to the
contrary, the Trustees may without Shareholder approval (unless such approval is required by the 1940 Act) in dissolution of the
Trust or an applicable Portfolio or Class;
                  (i)	sell and convey all or substantially all of
the assets of the Trust or any Portfolio or Class to another trust, partnership, limited liability company, association or corporation, or to a separate Portfolio or Class of shares thereof, organized under the laws of any state or jurisdiction, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities,
accrued or contingent, of the Trust or any Portfolio or Class, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, limited liability company, association or corporation or of a series or portfolio thereof; or
                  (ii)	at any time sell and convert into money all
of the assets of the Trust or any Portfolio or Class.
            Following a sale or conversion in accordance with the foregoing sub-section 9.4(b)(i) or (ii), and upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities of the Trust or the affected
Portfolio or Class as required by applicable law, by such
assumption or otherwise, the Shareholders of each Class of a
Portfolio involved in such sale or conversion shall be entitled to receive, as a Class, when and as declared by the Trustees, the excess of the assets belonging to that Portfolio that are allocated to such Class over the liabilities belonging to that
Portfolio that are allocated to such Class.  The assets so
distributable to the Shareholders of any particular Class of a
Portfolio shall be distributed among such Shareholders in
proportion to the number of Shares of that Class held by them and recorded on the books of the Trust.  In the event a
Portfolio is not divided into Classes, the foregoing provisions shall be applied on a Portfolio by Portfolio basis.
            (c)	Upon completion of the distribution of the
remaining proceeds or the remaining assets as provided in sub-
section 9.4(b), the Trust (in the case of a sale or conversion with respect to the Trust as a whole or the last remaining
Portfolios) or any affected Portfolio or Class shall terminate and the Trustees and the Trust or any affected Portfolio or
Class shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all
parties with respect to the Trust or such affected Portfolio or
Class shall be cancelled and discharged.
            (d)	Upon termination of the Trust, following
completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Act, which certificate of cancellation may be signed by any one Trustee.
      Section 9.5  Merger, Consolidation, Incorporation.
Anything in this Declaration of Trust to the contrary notwithstanding, the Trustees, in order to change the form of organization and/or domicile of the Trust, may, without prior Shareholder approval, (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations or corporations which is or are formed, organized or existing under the laws of a state, commonwealth possession or colony of the United States, or (ii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees. Pursuant to and in accordance with the provisions of
Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of any merger or consolidation approved in accordance with this
Section 9.5 may effect any amendment to the Declaration of Trust or effect the adoption of a new Declaration of Trust of the Trust if it is the surviving or resulting trust in the merger or consolidation. Any merger or consolidation of the Trust other than as described in the foregoing provisions of this Section
9.5 shall, in addition to the approval of the Trustees; require a Majority Shareholder Vote. Nothing in this Section 9.5 shall require, however, Shareholder approval of any transaction whereby the Trust or any Portfolio thereof acquires or assumes all or any part of the assets and liabilities of any other entity.
      Section 9.6 Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each amendment hereof or Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration of Trust or of any such amendment or supplemental Declaration of Trust. In this Declaration of Trust or in any such amendment or supplemental Declaration of Trust, references to this Declaration of Trust, and all expressions like "herein," "hereof' and "hereunder," shall be deemed to refer to this Declaration of Trust as amended or affected by any such supplemental Declaration of Trust. All expressions like "his," "he" and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders.
Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Declaration of Trust rather than the headings, shall control. This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.
      Section 9.7 Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.
The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.
      Section 9.8 Amendments. Except as specifically provided herein, the Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust. Shareholders shall have the right to vote: (i) on any amendment which would affect their right to vote granted in Section 6.1, (ii) on any amendment to this Section 9.8, (iii) on any amendment for which such vote is required by law and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Portfolios or Classes shall be authorized by vote of the Shareholders of each Portfolio or Class affected and no vote of shareholders of a Portfolio or Class not affected shall be required. Anything in this Declaration of Trust to the contrary notwithstanding, any amendment to Article VIII hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of any persons protected thereby prior to such amendment.
      Section 9.9 Fiscal Year. The fiscal year of the Trust shall end on a specified date as determined from time to time by the Trustees.
      Section 9.10  Provisions in Conflict with Law.  The
provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue
Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.
      Section 9.11  Allocation of Certain Expenses.  Each
Shareholder will, at the discretion of the Trustees, indemnify the Trust against all expenses and losses resulting from indebtedness incurred in connection with facilitating (i) requests pending receipt of the collected funds from investments sold on the date of such Shareholder's redemption request; (ii) redemption requests from such Shareholder who has also notified the Trust of its intention to deposit funds in its accounts on the date of said redemption request; or (iii) the purchase of investments pending receipt of collected funds from such Shareholder who has notified the Trust of its intention to deposit funds in its accounts on the date of the purchase of the investments.
[The remainder of this page is intentionally left blank.]


      IN WITNESS WHEREOF, the undersigned, being the Trustee of the Trust, has executed this Declaration of Trust as of the 12th, day of June, 2014.

	Name:  David J. Schoenwald


ACCEPTANCE OF TRUST
      As contemplated in the Agreement and Declaration of Trust of New Alternatives Fund dated June 12, 2014, as it may be amended or revised from time to time, the undersigned hereby accepts her appointment as a Trustee of said Trust and agrees to the provisions of said Agreement and Declaration of Trust.

	Name:  Sharon Reier


ACCEPTANCE OF TRUST
      As contemplated in the Agreement and Declaration of Trust of New Alternatives Fund dated June 12, 2014, as it may be amended or revised from time to time, the undersigned hereby accepts her appointment as a Trustee of said Trust and agrees to the provisions of said Agreement and Declaration of Trust.

	Name:  Susan Hickey


ACCEPTANCE OF TRUST
      As contemplated in the Agreement and Declaration of Trust of New Alternatives Fund dated June 12, 2014, as it may be amended or revised from time to time, the undersigned hereby accepts his appointment as a Trustee of said Trust and agrees to the provisions of said Agreement and Declaration of Trust.

	Name:  Jonathan D. Beard


ACCEPTANCE OF TRUST
      As contemplated in the Agreement and Declaration of Trust of New Alternatives Fund dated June 12, 2014, as it may be amended or revised from time to time, the undersigned hereby accepts his appointment as a Trustee of said Trust and agrees to the provisions of said Agreement and Declaration of Trust.

	Name:  Jeffrey E. Perlman


ACCEPTANCE OF TRUST
      As contemplated in the Agreement and Declaration of Trust of New Alternatives Fund dated June 12, 2014, as it may be amended or revised from time to time, the undersigned hereby accepts his appointment as a Trustee of said Trust and agrees to the provisions of said Agreement and Declaration of Trust.

	Name:  Murray D. Rosenblith
-2-

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New Alternatives Fund
12/31/14 N-SAR
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